Broadcom Press Contact Bill Blanning Vice President, Global Media Relations 949-585-5555 blanning@broadcom.com	Broadcom Investor Relations Contact T. Peter Andrew Vice President, Corporate Communications 949-926-5663 andrewtp@broadcom.com

Broadcom Announces New Share Repurchase Program

IRVINE, Calif. – Nov. 15, 2007 – Broadcom Corporation (Nasdaq: BRCM) announced that at its regular quarterly meeting yesterday the company’s Board of Directors authorized a new program to repurchase shares of Broadcom’s Class A common stock having an aggregate value of up to $1.0 billion, depending on market conditions and other factors. Repurchases under the program may be made from time to time at any time during the period commencing November 19, 2007 and extending through and including December 31, 2008.

The new repurchase program follows Broadcom’s previous $1.0 billion stock repurchase program, which commenced February 12, 2007 and was completed on November 1, 2007.

Repurchases under the new program will be made in open market or privately negotiated transactions in compliance with Securities and Exchange Commission Rule 10b-18, subject to market conditions, applicable legal requirements and other factors. Broadcom expects to use cash on hand to fund the repurchases. The plan does not obligate Broadcom to acquire any particular amount of common stock, and it may be suspended at any time at the company’s discretion.

About Broadcom

Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. We provide the industry’s broadest portfolio of state-of-the-art, system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.

Broadcom is one of the world’s largest fabless semiconductor companies, with 2006 revenue of $3.67 billion, and holds over 2,300 U.S. and 1,000 foreign patents, more than 7,100 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video and data.

Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at http://www.broadcom.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

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